UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): October 2, 2017

RGC RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Virginia	000-26591	54-1909697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

519 Kimball Ave., N.E. Roanoke, Virginia	24016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 540-777-4427

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 if the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 2, 2017, Roanoke Gas Company ("Roanoke"), the utility subsidiary of RGC Resources, Inc. ("Resources")entered into unsecured notes ("Notes") with Pruco Life Insurance Company of New Jersey and Prudential Arizona Reinsurance Captive Company under a Note Commitment with Prudential Investment Management ("Prudential") dated May 18, 2017. These Notes in the aggregate principal amount of $8,000,000 bear an interest rate of 3.58% per annum with interest payable semi-annually in April and October of each year, commencing April 2, 2018. The principal balances of the Notes are due on October 2, 2027. The proceeds from these notes will be used to refinance a portion of Roanoke's existing debt under its variable rate line-of-credit.

The Notes were issued under the provisions of the Private Shelf Facility Agreement ("Agreement") Roanoke entered into with Prudential effective September 30, 2015 for a three-year period. This Agreement allows for the borrowing of up to $29,500,000 between Roanoke and Prudential and related Affiliates. The Agreement does not commit Roanoke to borrow funds but provides a more stream-lined process for borrowing by defining any required covenants, conditions and other terms in the event Roanoke exercises it rights under the Agreement. The Notes referenced above are the first borrowings under the provisions of the Agreement which provide for financial covenants that limit Consolidated Long Term Indebtedness to not more than 65% of Consolidated Total Capitalization and Priority Indebtedness to not more than 15% of Consolidated Total Assets. Effective September 30, 2017, the Agreement was extended until October 2, 2020.

In addition and in connection with the above Notes, also on October 2, 2017, Resources executed an Unconditional Guaranty in favor of Prudential and the affiliates participating in the unsecured notes unconditionally guaranteeing timely payment and performance of the obligations of Roanoke to Prudential.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by this Item 2.03 is set forth in Item 1.01 above in respect of the Notes, which is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits.

10.1	Unsecured Note in the original principal amount of $4,000,000 by and between Roanoke Gas Company and PRUCO Life Insurance Company of New Jersey, dated October 2, 2017.

10.2	Unsecured Note in the original principal amount of $4,000,000 by and between Roanoke Gas Company and Prudential Arizona Reinsurance Captive Company, dated October 2, 2017.

10.3	Unconditional Guaranty Agreement by and between RGC Resources, Inc. and Prudential Investment Management and each Prudential Affiliate which is a party to the borrowings.

10.4
Private Shelf Agreement by and between Roanoke Gas Company and Prudential Investment Management and affiliates which become bound by this agreement, dated September 30, 2015 and First Amendment to the Private Shelf Agreement which extends the expiration date until October 2, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RGC RESOURCES, INC.

Date: October 4, 2017	By: /s/ Paul W. Nester
Paul W. Nester
Vice President, Secretary, Treasurer and CFO